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                                                                       EXHIBIT 5



                         BODMAN, LONGLEY & DAHLING LLP
                       34TH FLOOR 100 RENAISSANCE CENTER
                            DETROIT, MICHIGAN 48243
                                 (313) 259-7777
                               FAX (313) 393-7579


                               September 27, 2002
                                                        201 WEST BIG BEAVER ROAD
                                                                SUITE 500
                                                          TROY, MICHIGAN 48084
                                                             (248) 743-6000
                                                            FAX (248) 743-6002

                                                           110 MILLER, SUITE 300
                                                       ANN ARBOR, MICHIGAN 48104
                                                             (734) 761-3780
Securities and Exchange Commission                          FAX (734) 930-2494
450 Fifth Street, N.W.
Washington, D.C. 20549                                      229 COURT STREET
                                                              P.O. BOX 405
                                                       CHEBOYGAN, MICHIGAN 48721
                                                              (231) 627-4351
                                                           FAX (231) 627-2802

Ladies and Gentlemen:

         This firm is counsel to CNB Corporation, a Michigan corporation (the "Corporation). This opinion is being rendered with respect to the registration statement on Form S-8 filed by the Corporation with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), as amended, 50,000 shares of the Corporation's Common Stock, $2.50 par value (the "Shares") to be issued under the Corporation's 1996 Stock Option Plan (the "Plan").

         We have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                Sincerely yours,


                                                BODMAN, LONGLEY & DAHLING LLP


                                                By:   /s/ Barbara A. Bowman
                                                   -----------------------------
                                                    Barbara A. Bowman, a partner